UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2015

ABM INDUSTRIES INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300 New York, New York	10176
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (212) 297-0200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2015, the Board of Directors (the “Board”) of ABM Industries Incorporated (the “Company” or “ABM”), acting upon the recommendation of its Governance Committee, elected Lauralee E. Martin and Thomas “Tom” M. Gartland as directors, effective immediately. Concurrently with these additions to the Board, the Board approved a resolution increasing the size of the board from nine to eleven directors with such resolution also providing that the size of the Board would automatically revert to ten members following the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Ms. Martin has been named to the class of directors that has its term expiring at the 2016 Annual Meeting and Mr. Gartland has been named to the class of directors that has its term expiring at the 2017 Annual Meeting of Stockholders. In addition, Ms. Martin has been appointed to the Corporate Citizenship and Communications Committee of the Board and Mr. Gartland has been appointed to the Audit Committee of the Board.

Ms. Martin’s and Mr. Gartland’s cash and equity compensation arrangements as directors will be the same as those previously reported for other non-employee directors. As non-employee directors, Ms. Martin and Mr. Gartland will each also be entitled to a pro-rated portion of the applicable restricted stock unit grant and the applicable board fees, based upon their service prior to the 2016 Annual Meeting. In addition, the Company intends to enter into its standard form of indemnification agreement with each of Ms. Martin and Mr. Gartland.

A copy of the press release announcing the election of Ms. Martin and Mr. Gartland as directors is attached as exhibit 99.1.

Item 5.03.        Amendments to Articles of Incorporation or Bylaws.

On October 27, 2015, the Board approved an amendment and restatement of the Company’s Bylaws (the “Bylaws”), effective as of October 27, 2015. The purpose of the amendment and restatement of the Bylaws is to make a typographical correction to Section 3.7 thereof relating to the nomination of director candidates by the Board at an annual meeting of stockholders. The typographical error was inadvertently included in the Bylaws when ABM last amended and restated them on September 2, 2015. The foregoing description of the amended and restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference in this Item 5.03 in its entirety.

Item 7.01 Regulation FD Disclosure

As previously announced, the Company will host an Investor Day on October 28, 2015 in New York City, beginning at approximately 9:00 a.m. ET. The Company will discuss its 2020 Vision strategy relating to the transformation of the Company and will reaffirm guidance for fiscal year 2015. A live audio webcast of the event, including slides to be presented during the Investor Day, will be available to the public through the Investor Relations portion of ABM's website at URL: http://investor.abm.com/events.cfm. The slide presentation relating to Investor Day is furnished hereunder as Exhibit 99.2.

2

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of ABM Industries Incorporated, as adopted by the Board of Directors on October 27, 2015
99.1	Press Release issued by ABM Industries Incorporated, dated October 27, 2015, announcing the election of Ms. Martin and Mr. Gartland as directors.
99.2	Slides dated October 28, 2015 to be presented at ABM Industries Incorporated October 28, 2015 Investor Day.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
(Registrant)

Date: October 28, 2015	/s/ Sarah H. McConnell
Sarah H. McConnell
Executive Vice President and General Counsel

4

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of ABM Industries Incorporated, as adopted by the Board of Directors on October 27, 2015
99.1	Press Release issued by ABM Industries Incorporated, dated October 27, 2015, announcing the election of Ms. Martin and Mr. Gartland as directors.
99.2	Slides dated October 28, 2015 to be presented at ABM Industries Incorporated October 28, 2015 Investor Day.

5